Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laura Stein and Leonard A. Cullo, Jr., and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been signed below as of the 11th day of June 2003 by the following persons in the capacities indicated.

Signature	Title

Chairman of the Board of Directors, President
/s/ William R. Johnson	and Chief Executive Officer

William R. Johnson

/s/ Mary C. Choksi	Director

Mary C. Choksi

/s/ Leonard S. Coleman, Jr.	Director

Leonard S. Coleman, Jr.

/s/ Peter H. Coors	Director

Peter H. Coors

/s/ Edith E. Holiday	Director

Edith E. Holiday

Director
Candace Kendle

/s/ Dean R. O’Hare	Director

Dean R. O’Hare

/s/ Thomas J. Usher	Director

Thomas J. Usher

/s/ James M. Zimmerman	Director

James M. Zimmerman

Signature	Title

Executive Vice President and Chief Financial
/a/ Arthur Winkleblack	Officer (Principal Financial Officer)

Arthur Winkleblack

Vice President – Finance (Principal
/a/ Edward J. McMenamin	Accounting Officer)

Edward McMenamin